UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2013

PMFG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34156	51-0661574
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway, Suite 500

Dallas, Texas 75254

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of PMFG, Inc. (the “Company”) was held on November 14, 2013 at 9:00 a.m. central standard time. At the Annual Meeting, the Company’s stockholders (1) elected two directors to serve until the 2016 Annual Meeting of Stockholders, (ii) conducted an advisory vote on the Company’s executive compensation program and (iii) ratified Grant Thornton, LLP as the Company’s independent registered public accounting firm for fiscal year 2014.

The matters acted upon at the Annual Meeting and the voting tabulation for each matter are as follows:

Proposal No. 1: Election of Directors

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Kenneth R. Hanks	10,133,030	1,043,951	—	7,575,548
R. Clayton Mulford	10,111,014	1,065,967	—	7,575,548

Proposal No. 2 Advisory Vote on the Company’s Executive Compensation Program

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory Vote on the Company’s Executive Compensation Program	9,987,446	1,119,565	69,970	7,575,548

Proposal No. 3 Ratification of Grant Thornton, LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2014

	Votes For	Votes Against	Abstentions
Ratification of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year	17,870,595	784,059	97,875

The vote on Proposal No. 2 is non-binding. However, the Board of Directors and the Compensation Committee will consider the results of this advisory vote when making future compensation decisions for the named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMFG, INC.

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Executive Vice President, Chief Financial Officer & Corporate Secretary

Date: November 14, 2013